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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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/ /	Soliciting Material Pursuant to 240.14a-11(c) or § 240.14a-12
EXAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXAR CORPORATION
48720 KATO ROAD
FREMONT, CALIFORNIA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 6, 2001

TO THE STOCKHOLDERS OF EXAR CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EXAR CORPORATION, a Delaware corporation (the "Company"), will be held on Thursday, September 6, 2001 at 3:00 p.m. local time at the Company's Corporate Headquarters, 48720 Kato Road, Fremont, California, for the following purposes:

  1.
  To elect two (2) Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on July 11, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

THOMAS R. MELENDREZ Secretary

Fremont, California
July 25, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

EXAR CORPORATION
48720 KATO ROAD
FREMONT, CALIFORNIA 94538

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 6, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Exar Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 6, 2001, at 3:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's Corporate Headquarters, 48720 Kato Road, Fremont, California. The Company intends to mail this proxy statement and accompanying proxy card on or about July 25, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Directors, officers or other regular employees of the Company or Georgeson Shareholder Communications, Inc. No additional compensation will be paid to Directors, officers or other regular employees for such services, but Georgeson Shareholder Communications, Inc. will be paid its customary fee, approximately $4,500, plus documented expenses, for solicitation services.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock at the close of business on July 11, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on July 11, 2001, the Company had outstanding and entitled to vote 38,872,014 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

    Unless otherwise indicated, all information in this proxy statement reflects a two-for-one stock split effected on October 19, 2000, and a three-for-two stock split effected on February 15, 2000.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's Corporate Headquarters, 48720 Kato Road, Fremont, California 94538, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than March 31, 2002 in order to be included in the proxy statement and proxy relating to that Annual Meeting. In addition, any stockholder that desires to make a proposal to be presented at the Company's Annual Meeting of Stockholders must comply with the provisions relating to advance notice contained in the Company's By-Laws.

PROPOSAL 1

ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation, as amended, and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Company voting together as a single class, or (ii) by a majority of the remaining Directors. A Director elected to fill a vacancy shall serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor is elected and qualified.

    The Board of Directors is presently composed of six members. There are two Directors, Donald L. Ciffone, Jr. and Ronald W. Guire, in the class whose terms of office expire in 2001. Mr. Ciffone, a nominee for election to this class, is currently a Director of the Company. Mr. Ciffone was previously elected by the stockholders. Mr. Ciffone is a non-voting member of the Nominating Committee, the only Board of Directors committee of which he is a member. Ronald W. Guire, who is the other Director in this class, is currently a Director of the Company, and is not a member of any Board of Directors committee. If elected at the Annual Meeting, Messrs. Ciffone and Guire would serve until the 2004 Annual Meeting and until their successors are elected and have qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

    Set forth below is biographical information for the persons nominated, and for each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the 2004 Annual Meeting

DONALD L. CIFFONE, JR.

    Mr. Ciffone, age 46, joined the Company as Chief Executive Officer and President in October 1996 and was appointed a Director at that time. From August 1996 to October 1996, Mr. Ciffone was Executive Vice President of Toshiba America, the U.S. semiconductor subsidiary of Toshiba Semiconductor. Prior to joining Toshiba, he served from 1991 to 1996 in a variety of senior management positions, including Senior Vice President of the VLSI Product Divisions, at VLSI Technology, Inc. From 1978 to 1991, Mr. Ciffone held a variety of marketing and operations positions at National Semiconductor, Inc.

RONALD W. GUIRE

    Mr. Guire, age 52, joined the Company in July 1984 and has been a Director since June 1985. He has served as Chief Financial Officer since May 1985, and Executive Vice President since July 1995. Mr. Guire is also Chairman of the Board of Xetel Corporation, an electronics contract manufacturer. Mr. Guire was a partner in the certified public accounting firm of Graubart & Co. from 1979 until he joined Exar in July 1984.

Directors Continuing in Office Until the 2002 Annual Meeting

RAIMON L. CONLISK

    Mr. Conlisk, age 79, has served as a Director of the Company since August 1985, was appointed Vice Chairman of the Board in August 1990, and was appointed Chairman of the Board in April 1995. Mr. Conlisk has also served as a director since 1991, and was appointed Chairman of the Board in December 1997 of SBE, Inc., a manufacturer of communications and computer products. From 1977 to 1999, Mr. Conlisk was President of Conlisk Associates, a management consulting firm serving high-technology companies in the United States and foreign countries. From 1991 to 1998, Mr. Conlisk served as a Director of Xetel Corporation, a contract manufacturer of electronic equipment. Mr. Conlisk was also President from 1984 to 1989, a Director from 1970, and Chairman from 1989 until retirement in June 1990, of Quantic Industries, Inc., a privately held manufacturer of electronic systems. From 1970 to 1973, and from 1987 to 1990, Mr. Conlisk served as a Director of the American Electronics Association.

RICHARD PREVITE

    Mr. Previte, age 66, joined the Company as a Director in October 1999. Mr. Previte is Chief Executive Officer and Chairman of the Board of Directors of MarketFusion, Inc., an internet-based provider of global strategic sourcing. He was a Director of Advanced Micro Devices, or AMD, from 1990 to April 2000, and Vice Chairman from 1999 to April 2000. Additionally, Mr. Previte served as Chairman of the Board of Vantis Corporation, a subsidiary of AMD, from 1997 to June 1999, and acted as Chief Executive Officer from February 1999 to June 1999. Mr. Previte served as President of AMD from 1990 to 1999, Executive Vice President and Chief Operating Officer from 1989 to 1990, and Chief Financial Officer and Treasurer from 1969 to 1989.

Directors Continuing in Office Until the 2003 Annual Meeting

JAMES E. DYKES

    Mr. Dykes, age 63, joined the Company as a Director in May 1994. Mr. Dykes served as President and CEO of the Signetics division of North American Philips Corporation, a manufacturer of industrial and consumer electronics, from 1989 to 1993, and from 1987 to 1988, as President and CEO of TSMC, a semiconductor foundry in Taiwan. Prior to joining TSMC, Mr. Dykes held various management positions with other semiconductor and related companies, including General Electric Company, a diversified international manufacturer of defense, electrical and other products, and Harris Semiconductor, Inc., a manufacturer of semiconductors and integrated circuits. From August 1994 to June 1997, Mr. Dykes served as President and Chief Operating Officer of Intellon Corp., a wireless network communications company. From July 1997 to July 1998, Mr. Dykes served as Executive Vice President, Corporate Development, of the Thomas Group, Inc., a management services company. Mr. Dykes also is a Director of the Thomas Group, Inc., Cree Research, Inc., a silicon carbide materials and electronics company, and Thesus Logic, Inc., a privately held semiconductor company.

FRANK P. CARRUBBA

    Dr. Carrubba, age 63, joined the Company as a Director in August 1998. Dr. Carrubba served as Executive Vice President and Chief Technical Officer of Royal Philips Electronics N.V., headquartered in Eindhoven, The Netherlands, from 1991 to 1997. From 1982 to 1991, Dr. Carrubba was with the Hewlett-Packard Company, where he was a member of the Group Management Committee and was Director of H-P Laboratories. Prior to joining Hewlett-Packard, he spent 22 years as a member of the technical staff at IBM Corporation's Thomas J. Watson Research Laboratory in Yorktown Heights, New York. Dr. Carrubba was one of the original designers of the RISC Architecture, for which he was named "Inventor of the Year" by the Intellectual Property Owners in Washington, D.C. in 1992. Dr. Carrubba is also a Director of Coherent, Inc., a global leader in the design, manufacture and sale of lasers, and Gyration, Inc., creators of in-air cordless mice and controllers for games, presentations and virtual reality.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Board Committees and Meetings

    During the fiscal year ended March 31, 2001, the Board of Directors held eight meetings. The Board maintains an Audit Committee, a Compensation Committee, an Employee Option Administration Committee and a Nominating Committee.

    The Audit Committee reviews the results of the Company's annual audit, recommends to the Board the independent auditors to be retained for the Company, and receives and considers the accountants' comments as to the Company's system of internal controls, adequacy of staff and management performance, and procedures in connection with the Company's audit function and financial reporting process. The Audit Committee, which, during the fiscal year ended March 31, 2001 was composed of Messrs. Carrubba, Conlisk, Dykes and Previte, held seven meetings during such fiscal year. Mr. Previte serves as Chairman of the Audit Committee.

    The Compensation Committee evaluates the performance of the Company's President and CEO, reviews the performance of other members of management, and reviews and approves or recommends to the Board compensation levels, policies and programs. The Compensation Committee, which, during the fiscal year ended March 31, 2001 was composed of Messrs. Carrubba, Conlisk, Dykes and Previte, held two meetings during such fiscal year. Mr. Dykes serves as Chairman of the Compensation Committee.

    The Employee Option Administration Committee administers the Company's employee stock option plans, including the granting of any options under those plans. The Employee Option Administration Committee, which, during the fiscal year ended March 31, 2001, was composed of Messrs. Conlisk and Dykes, held twelve meetings during such fiscal year. Mr. Conlisk serves as Chairman of the Employee Option Administration Committee. The Employee Option Administration

Subcommittee, comprised of Messrs. Ciffone, as Chairman, and Guire, held four meetings during such fiscal year.

    The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations should be submitted to the attention of the Chairman of the Nominating Committee. The Nominating Committee, which, during the fiscal year ended March 31, 2001, was composed of Messrs. Ciffone (non-voting), Conlisk and Dykes, held no meetings during such fiscal year. Mr. Conlisk serves as Chairman of the Nominating Committee.

    During the fiscal year ended March 31, 2001, each Board member attended at least 75% or more of the aggregate of the meetings, of the Board and of the committees on which he served, held during the period for which he was a Director or committee member, respectively.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 2001:

  •
  each stockholder who is known by us to own beneficially more than 5% of our Common Stock;

  •
  each of our President and Chief Executive Officer and our other four most highly compensated Executive Officers as of March 31, 2001;

  •
  each of our Directors; and

  •
  all of our Non-Employee Directors and Executive Officers as a group.

    Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of our Common Stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Applicable percentage ownership is based on 38,848,982 shares of Common Stock outstanding as of May 31, 2001. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options currently exercisable, or exercisable within sixty (60) days of May 31, 2001, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Putnam Investment Management, LLC(2) One Post Office Square Boston, MA 02109	3,725,085	9.6%
Capital Group International, Inc.(3) 11100 Santa Monica Boulevard, Suite 1500 Los Angeles, CA 90025-3384	2,730,710	7.0%
Capital Research & Management Company(4) 333 South Hope Street Los Angeles, CA 90071	2,248,300	5.8%
Donald L. Ciffone, Jr.(5)	361,366	*
Roubik Gregorian(5)	189,790	*
Ronald W. Guire(5)	184,151	*
Raimon L. Conlisk(5)	182,859	*
Stephen W. Michael(5)	160,565	*
James E. Dykes(5)	125,635	*
Michael J. Class(5)	91,572	*
Frank P. Carrubba(5)	75,377	*
Richard Previte(5)	37,648	*
All Executive Officers and Non-Employee Directors as a group (11 persons)(5)	1,684,302	4.3%

*
Represents beneficial ownership of less than one percent of the Common Stock.

(1)
This table is based upon information supplied by Executive Officers, Directors, and principal stockholders and Schedules 13G filed with the SEC.

(2)
Based on a Schedule 13G filed with the SEC on February 13, 2001. Includes 453,000 shares over which Putnam Investment Management, LLC has shared voting power, and 3,725,085 shares over which Putnam Investment Management, LLC has shared dispositive power.

(3)
Based on a Schedule 13G filed with the SEC on February 9, 2001.

(4)
Based on a Schedule 13G filed with the SEC on February 9, 2001.

(5)
Includes shares which certain Executive Officers and Directors have the right to acquire within 60 days after May 31, 2001, pursuant to outstanding options as follows: Donald L. Ciffone, Jr., 357,914 shares; Roubik Gregorian, 187,000 shares; Ronald W. Guire, 166,250 shares; Raimon L. Conlisk, 179,459 shares; Stephen W. Michael, 137,250 shares; James E. Dykes, 106,035 shares; Michael J. Class, 91,572 shares; Frank P. Carrubba, 75,377 shares; Richard Previte, 37,648 shares; and all Executive Officers and Non-Employee Directors as a group, 1,522,365 shares.

Compliance with the Reporting Requirements of Section 16(a)

    Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2001, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

    Fees.  In fiscal 2001, the Company paid fees to each of its Non-Employee Directors for their services as Directors. The Company paid to Frank P. Carrubba fees totaling $22,500 for his services as a Director. The Company paid Raimon L. Conlisk fees totaling $35,500 for his services as a Director, including service as Chairman of the Board of Directors. The Company paid to James E. Dykes fees totaling $26,000 for his services as a Director. The Company paid to Richard Previte fees totaling $19,500 for his services as a Director. In addition, the Company reimburses all Directors for certain expenses incurred in connection with their services as Directors in accordance with Company policy.

    Nonqualified Stock Options.  Non-Employee Directors received periodic non-discretionary grants of nonqualified stock options to purchase shares of Common Stock of the Company under the 1996 Non-Employee Directors' Stock Option Plan, as amended (the "1996 Directors' Plan"). The 1996 Directors' Plan provides that upon initial election to the Board, each Non-Employee Director is granted an option to purchase 27,000 shares of Common Stock, and is automatically granted an option to purchase 11,250 additional shares on each yearly anniversary date thereafter. On April 13, 2000, the Board amended the 1996 Directors' Plan to provide that the Annual Grant to the Chairman of the Board be increased to twice the Annual Grant issued to each other Non-Employee Director. In addition, the 1996 Directors' Plan provides that Non-Employee Directors may defer the payment of fees for their services as Directors and apply such deferrals to options to purchase shares of the Company's Common Stock with exercise prices equal to 33 1/3% of the fair market value of the stock on the date the options are granted. For calendar year 2001, Mr. Conlisk elected to have 50% of his annual Director's fee deferred, and Dr. Carrubba elected to have 50% of his annual director's fee deferred. Options granted under the 1996 Directors' Plan are granted at fair market value. Initial option grants vest annually over a period of three (3) years. Annual options granted prior to September 11, 1998 vest in four (4) equal annual installments with the first installment becoming exercisable on the first anniversary of the date of the option grant. Annual options granted on or after September 11, 1998 vest monthly over a period of twelve (12) months from the date of grant. The maximum term of options granted under the 1996 Directors' Plan is seven (7) years. Prior to the adoption of the 1996 Directors' Plan, Non-Employee Directors received options under the 1991 Non-Employee Directors' Stock Option Plan (the "1991 Directors' Plan") which was terminated as to future grants on May 31, 1996. At March 31, 2001, options to purchase 73,126 shares of Common Stock were outstanding under the 1991 Directors' Plan and options to purchase 443,157 shares of Common Stock were outstanding under the 1996 Directors' Plan. In fiscal 2001, Mr. Conlisk, in conformance with the Company's practice, was awarded options to purchase 400 shares of Common Stock under the 1997 Equity Incentive Plan, as amended, in recognition of his fifteen (15) years of service with the Company.

    During fiscal 2001, options to purchase 137,265 shares of Common Stock were granted under the 1996 Directors' Plan to the Company's Non-Employee Directors at an average exercise price of $50.12 per share. The exercise price of such options was equal to the fair market value of the Company's Common Stock on the date of grant. During the same period, Non-Employee Directors exercised options to purchase 45,000 shares under the 1991 Directors' Plan for a net value realized of $1,209,456.

Compensation of Executive Officers

SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal years ended March 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by, the Company's President and CEO, and its other four most highly compensated Executive Officers at March 31, 2001 (the "Named Executive Officers"):

		Annual Compensation(1)		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Securities Underlying Options (#)(3)	All Other Compensation ($)(4)
Donald L. Ciffone, Jr. President and CEO	2001 2000 1999	611,237 510,279 460,304	825,435 720,000 70,000	1,050,000 75,000 75,000	8,500 4,250 100,800	(5)
Ronald W. Guire Executive Vice President, Chief Financial Officer and Assistant Secretary	2001 2000 1999	296,967 278,602 254,113	304,000 285,000 29,000	280,000 45,000 45,000	8,500 18,839 800	(6)
Roubik Gregorian Senior Vice President and Chief Technology Officer, Communications Division	2001 2000 1999	295,028 267,620 232,813	308,000 300,000 30,000	220,000 60,000 210,000	15,500 6,750 800	(7) (8)
Michael J. Class Vice President, Worldwide Sales	2001 2000 1999	211,391 180,295 153,800	214,000 165,000 26,984	100,000 45,000 30,000	8,500 4,250 655
Stephen W. Michael Vice President, Operations Division	2001 2000 1999	213,185 190,884 184,509	175,000 157,000 16,000	44,000 21,000 21,000	8,500 4,250 800

(1)
As permitted by rules promulgated by the SEC, no amounts are shown for "perquisites," as such amounts for each Named Executive Officer do not exceed the lesser of 10% of the sum of such executive's salary plus bonus or $50,000.

(2)
Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to the Company's tax-qualified retirement plan, the Exar Corporation Savings Plan (the "401(k) Plan"). Also includes auto allowances.

(3)
Adjusted for a two-for-one stock split effected on October 19, 2000, and the three-for-two stock split effected on February 15, 2000. The Company has not granted any stock appreciation rights or made any restricted stock bonus awards to any Executive Officer.

(4)
Consists of matching contributions made for fiscal 2001, fiscal 2000 and fiscal 1999 by the Company for the benefit of each Named Executive Officer under its 401(k) Plan in the stated amounts.

(5)
Includes a "sign-on" loan of $100,000 to Mr. Ciffone, which has been forgiven by the Company and deemed paid in full.

(6)
Includes $14,589 in the form of options to purchase 600 shares of the Company's Common Stock (based on the fair market value of the Company's Common Stock on the date of the award)

  awarded, in conformance with the Company's practice, in recognition of Mr. Guire's fifteen (15) years of service with the Company.

(7)
Includes $7,000 in patent awards.

(8)
Includes $2,500 in patent awards.

OPTION GRANTS IN LAST FISCAL YEAR

    In fiscal 2001, the Company has granted both incentive and nonqualified stock options to its Executive Officers under the 2000 Equity Incentive Plan, as amended (the "2000 Plan"), and the 1997 Equity Incentive Plan, as amended (the "1997 Plan"). The following tables show for the fiscal year ended March 31, 2001, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year(2)
	Number of Securities Underlying Options Granted(1)
			Exercise Price ($/Sh)(3)	Expiration Date
					5% ($)	10% ($)
Donald L. Ciffone, Jr.	300,000 600,000 150,000	9.63 19.26 4.81	30.50 30.56 54.75	12/6/07 4/03/07 9/07/07	457,500 916,890 410,625	915,000 1,833,780 821,250

	1,050,000				1,785,015	3,570,030
Ronald W. Guire	200,000 80,000	6.42 2.57	30.56 54.75	4/03/07 9/07/07	305,630 219,000	611,260 438,000

	280,000				524,630	1,049,260
Roubik Gregorian	100,000 120,000	3.21 3.85	30.56 54.75	4/03/07 9/07/07	152,815 328,500	305,630 657,000

	220,000				481,315	962,630
Michael J. Class	100,000	3.21	54.75	9/07/07	273,750	547,500
Stephen W. Michael	44,000	1.41	54.75	9/07/07	120,450	240,900

(1)
Options generally vest 25% per year on the anniversary date of the grant. The options will become fully vested immediately prior to, and the time during which the stock option may be exercised shall be accelerated upon, a change in control of the Company as defined in the 1997 Plan and 2000 Plan. Outstanding options which have not been exercised prior to a change in control event shall terminate on the date of such event unless assumed by the successor corporation.

(2)
Based on options to purchase an aggregate of 3,115,285 shares of the Company's Common Stock granted to employees of the Company in fiscal 2001, including the Named Executive Officers.

(3)
The exercise price of the options was equal to the fair market value of the Company's Common Stock on the date of grant.

(4)
The potential realizable value is based on the term of the option at the time of grant (which is generally seven (7) years). The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End ($)
	Number of Shares Acquired on Exercise
Name		Value Realized(1) ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable(2)
Donald L. Ciffone, Jr.	140,000	6,863,500	166,248	1,250,000	1,687,296	2,407,178
Ronald W. Guire	0	0	116,250	414,996	1,475,329	1,408,717
Roubik Gregorian	210,000	10,386,862	162,000	540,996	2,129,000	3,931,825
Michael J. Class	60,642	2,873,093	91,572	223,000	1,121,418	1,259,934
Stephen W. Michael	134,996	5,876,358	137,250	107,746	1,636,821	666,193

(1)
Represents the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market or the actual sales price if the shares were sold by the optionee simultaneously with the exercise) less the exercise price, without taking into account any taxes that may be payable in connection with the transaction.

(2)
Represents the fair market value of the Company's Common Stock at March 31, 2001 ($19.63) less the exercise price of the options.

Employment and Change of Control Arrangements

    On June 24, 1999, the Board of Directors of the Company adopted the Executive Officers' Change of Control Severance Benefit Plan (the "Severance Plan"). The following individuals are eligible to receive benefits under the Severance Plan: Group I: Donald L. Ciffone, Jr., Michael J. Class, Roubik Gregorian and Ronald W. Guire. Group II: Thomas R. Melendrez, Stephen W. Michael and Susan Hardman. In addition, two former Executive Officers, John Sramek and Thomas W. Jones, were eligible to receive benefits under the Severance Plan, which eligibility terminated upon the termination of their duties as Executive Officers of the Company. The Board of Directors or the Compensation Committee may, in their sole discretion, designate additional employees as eligible to receive benefits under the Severance Plan. The Severance Plan provides that an eligible employee will receive benefits if the employee's employment is involuntarily terminated without "cause" or if the employee voluntarily terminates his or her employment for "good reason," in either case within thirteen (13) months following the effective date of a change of control of the Company. Employees in Group I will receive a lump sum payment equal to two (2) times the employee's annual base salary. Employees in Group II will receive a lump sum payment equal to the greater of (a) one year's base salary, or (b) one month's base salary for each complete year of service the employee has provided to the Company, up to a maximum of two (2) times the employee's annual base salary. In order to receive benefits under the Severance Plan, an employee must execute a release of all claims the employee may have against the Company and its successors and assigns.

    In December 2000, the Company entered into an Executive Employment Agreement with Mr. Ciffone. The Employment Agreement provides for: (i) a three (3) year term ending on March 31, 2004; (ii) an annual base salary of $615,000 commencing July 1, 2000 subject to annual discretionary increases by the Board; (iii) a 75% target award percentage under the Company's Executive Compensation Incentive Program for the fiscal year ending March 31, 2002 and continuing through and including fiscal year ending March 31, 2004; (iv) life insurance coverage in the amount of $1,000,000, executive health reimbursement of $10,000 annually, and a monthly auto allowance of $3,000; (v) certain severance benefits under the Severance Plan, including upon termination within 13 months of a change in control; (vi) an initial option grant of 300,000 shares of Common Stock (granted on December 6, 2000), which vests ratably on each monthly anniversary date from the grant date as to 1/36 of the option shares of Common Stock subject to the option, and subsequent grants of an option to purchase 100,000 shares of Common Stock granted or to be granted on each of April 1, 2001, April 1, 2002 and April 1, 2003, which options shall vest ratably on each monthly anniversary date of the grant date as to 1/36 of the shares of Common Stock subject to the option. The December 2000 and April 2001 option grants were granted under the 2000 Plan, and the Company intends to grant the additional options in April 2002 and April 2003 under the 2000 Plan. In June 2001, the Executive Employment Agreement was amended and restated to modify Mr. Ciffone's employment status upon termination of his employment with the Company.

    In December 2000, the Board of Directors approved certain letter agreements that may be entered into with the following officers and Directors: Donald L. Ciffone, Jr., Michael J. Class, Roubik Gregorian, Ronald W. Guire, Frank P. Carrubba, Raimon L. Conlisk, James E. Dykes, Richard Previte, Thomas R. Melendrez, Stephen W. Michael and Susan Hardman. The letter agreements provide each individual with the right to exercise outstanding options granted to him or her under any of the Company's stock plans with a promissory note in lieu of cash in the event that the individual's employment or service to the Company is terminated without cause during a period of time during which such individual is restricted from disposing of their shares as a result of certain accounting or securities law restrictions in connection with a change of control. Any promissory note issued to the Company will be payable in full no later than three (3) months following the termination of any such restrictions on the individual's shares.

REPORT OF THE COMPENSATION COMMITTEE AND OF THE
EMPLOYEE OPTION ADMINISTRATION COMMITTEE
OF THE BOARD OF DIRECTORS(1)

(1)
This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    During fiscal 2001, the Compensation Committee of the Board of Directors (the "Compensation Committee") consisted of Messrs. Carrubba, Conlisk, Dykes, and Previte. Mr. Dykes serves as Chairman of the Committee and none of whom is an officer or an employee of the Company. The Compensation Committee evaluates the performance of the Company's President and CEO, reviews the performance of other Executive Officers and reviews and approves or recommends to the Board compensation levels, policies and programs. The Employee Option Administration Committee of the Board of Directors (the "Option Committee") consists of Messrs. Conlisk and Dykes, the former of whom serves as Chairman of the Committee. The Option Committee administers the Company's employee stock option plans.

General Compensation Policy

    Compensation Philosophy.  The Compensation Committee and the Option Committee (the "Committees") believe that the Company's overall compensation program should relate to creating stockholder value. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of the Company's short-term and long-term performance goals, to link executive compensation to stockholder interests through equity-based plans, and to recognize and reward individual contributions to operating group and Company-wide performance objectives.

    Components of Executive Compensation.  During fiscal 2001, compensation for the Company's Executive Officers consisted of base salary, participation in an annual incentive compensation program and longer-term equity incentives. The Committee calibrated each component to a competitive market position based on executive compensation surveys and reports, third party compensation specialists and other relevant information. The Company also offers to its Executive Officers participation (with all other eligible employees of the Company) in its 401(k) Plan, an auto allowance for Executive Officers, and certain other benefits available generally to employees of the Company.

Cash-Based Compensation

    Base Salary.  The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of the Company's other Executive Officers annually in connection with annual performance reviews. In adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Committee. The Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other Company executives. Generally, in approving salary adjustments for Executive Officers (other than the President and CEO), the Committee considers the evaluation and recommendations of the Company's President and CEO.

    The Compensation Committee reviews an independent survey of compensation of Executive Officers of other high technology companies to enable it to set base salaries based on each executive officer's level of responsibility and within the parameters of companies of comparable size in the Company's industry. The survey includes a broader group of technology companies than those companies included in the JP Morgan H&Q Technology Index used in the performance measurement comparison graph included in this proxy statement. Generally, base salaries paid to Executive Officers for fiscal 2001 were set at levels within the top half of salaries paid to executives under the independent survey. This is consistent with the Committee's objective of attracting and retaining executives whose skills and potential rank above the norm.

    During fiscal 2001, consistent with the principles discussed in the prior paragraph, the Compensation Committee approved an average salary adjustment for non-CEO Executive Officers of 7.8%. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in the Company, the size of the Company's incentive payment allocation, which considers factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years with the Company and anticipated future responsibilities of each individual within the next year.

    Annual Incentive Compensation Opportunities.  The Company maintains annual incentive compensation programs to reward Executive Officers and other selected senior management and technical personnel for attaining defined performance goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate performance to enhance stockholder value and encourage profit and revenue growth. For Executive Officers, incentive compensation payments are based primarily on Company-wide performance targets, as well as personal performance measured against agreed-objectives. For selected senior management and technical personnel, Company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within the Company. The programs are periodically reviewed with an executive compensation firm to ensure they are competitive and designed to achieve the performance intended.

    Executive Incentive Compensation Program.  On June 22, 2000, the Compensation Committee approved an Executive Incentive Compensation Program based on performance results for fiscal 2001, in which all officers, including the President and CEO, participated. This program determined incentive compensation payments by application of a formula which takes into account (i) pretax profit and revenue goals against pre-established threshold levels; and (ii) a position factor reflecting each participant's relative responsibility within the organization. The first two elements of the formula are adjusted by a range of numeric factors specified in the formula, which reflect the impact of particularly favorable or unfavorable individual performance. The Compensation Committee does not otherwise assign relative weights to any element. Individual performance factors may also be taken into account to modify the potential incentive compensation payment calculated under the formula. Under the program approved for fiscal 2001, no incentive payments could have been awarded unless a minimum level of profitability was achieved. In addition, no incentive payments could have been awarded unless payments were first made under the Key Employee Incentive Compensation Program discussed below. The maximum amount for which Mr. Ciffone was eligible under the fiscal 2001 program was 150% of base salary. Other Executive Officers participating in the program were eligible to receive maximum amounts ranging between 80% and 120% of base salary. Based on the Company's pre-tax profit for fiscal 2001 of $44.5 million, and revenue of $112.9 million (both in excess of program targets), as well as individual performance factors, Mr. Ciffone was awarded an incentive payment of 135.0% of his fiscal year 2001 base salary, while other Executive Officers participating in the program for fiscal 2001 were awarded incentive payments ranging from 63.1% to 104.4% of their respective fiscal year 2001 base salaries.

    Key Employee Incentive Compensation Program.  During fiscal 2001, certain other senior management and technical personnel participated in a Key Employee Incentive Compensation Program,

which was adopted by the Compensation Committee in June 2000. Under the program, incentive compensation payments were based upon pre-tax profit and revenue targets (which were consistent with those applicable to the Executive Incentive Compensation Program), the performance of particular operating groups and individual performance. Based on the Company's pre-tax profit for fiscal 2001 of $44.5 million, and revenue of $112.9 million (both in excess of program targets), $2,569,115 was distributed to participants in the program in various amounts based on operating group and individual performance.

Equity Incentives

    The Company utilizes its 1997 Plan and its 2000 Plan to further align the interests of stockholders and management by providing Executive Officers and other employees with a significant economic interest in the long-term appreciation of the Company's stock. The 1997 Plan permits the grant of both incentive and nonstatutory stock options. The 2000 Plan does not permit the grant of incentive stock options. A maximum of 40% of the total number of shares reserved under the 2000 Plan may be granted to Executive Officers of the Company. Generally, options under the 1997 Plan and the 2000 Plan are granted with exercise prices of 100% of the fair market value of the underlying stock on the date of grant and have a term of seven (7) years, although options may be granted with a term of up to ten years. Under the 1997 Plan and the 2000 Plan, selected employees, including Executive Officers and senior management and technical personnel, may defer a portion of his or her base salary and apply such deferred salary to options to purchase shares of the Company's Common Stock with exercise prices set at a discount to market with the aggregate of such discounts equal to the aggregate amount of the base salary so deferred. Options, other than deferred compensation options, are subject to vesting over four years. This vesting schedule is designed to motivate option holders to achieve stated objectives, thereby aiding the Company's efforts to maximize revenue and profit together with shareholder value, and to remain with the Company for the long-term. In determining the number of shares subject to an option to be granted to an Executive Officer, the Option Committee takes into account the Executive Officer's position and level of responsibility with the Company, the Executive Officer's existing stock and unvested option holdings, the potential reward to the Executive Officer if the stock price appreciates in the public market, and the competitiveness of the Executive Officer's overall compensation arrangements, including stock options. Outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new Executive Officers upon commencement of employment and, on occasion, to Executive Officers in connection with a significant change in job responsibility. The Option Committee may grant options taking into account multiple year periods. In fiscal 2001, based on the factors described above, the Option Committee granted options to purchase an aggregate of 808,000 shares of Common Stock to the Company's Executive Officers, excluding grants to the Company's CEO.

    Additional long-term equity incentives are provided through the Company's Employee Stock Participation Plan in which all eligible employees, including eligible Executive Officers of the Company, may purchase stock of the Company, subject to specified limits, at 85% of fair market value.

CEO Compensation

    Mr. Ciffone's compensation package for fiscal 2001 consisted of an annual base salary of $611,237, participation in the Company's FY 2001 Executive Incentive Compensation Program and stock option grants. Under the FY 2001 Executive Incentive Compensation Program, Mr. Ciffone received an incentive compensation payment of $825,435. To provide Mr. Ciffone with longer-term equity incentives, Mr. Ciffone was awarded options to purchase 750,000 shares of the Company's Common Stock pursuant to the 1997 Plan, and 300,000 shares pursuant to the 2000 Plan.

    Mr. Ciffone has an Executive Employment Agreement with the Company which is discussed under "Executive Compensation—Employment and Change of Control Arrangements."

Section 162(m) Policy

    The Compensation Committee has not adopted a general policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation for tax computation purposes of $1 million on the compensation of certain Executive Officers. However, pursuant to Section 162(m), the Board has adopted, and the stockholders have approved, the 1997 Plan, intended to permit compensation from options granted thereunder to be excluded from Section 162(m) limitations. The 2000 Plan has not been approved by the stockholders, and therefore, compensation from options granted thereunder shall not be so excluded.

Respectfully submitted,
The Compensation Committee	The Employee Option Administration Committee
James E. Dykes, Chairman	Raimon L. Conlisk, Chairman
Frank P. Carrubba	James E. Dykes
Raimon L. Conlisk

Compensation Committee Interlocks and Insider Participation

    As noted above, during the fiscal year ended March 31, 2001, the Compensation Committee consisted of Messrs. Conlisk, Carrubba, Dykes and Previte, none of whom is an officer or an employee of the Company.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS(2)

(2)
This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

    The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee ("Audit Committee") of the Board. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

    On behalf of the Board of Directors, the Audit Committee is responsible for providing an independent, objective review of the Company's financial reporting process, audit function and internal controls. The Audit Committee is comprised solely of independent directors as defined in the Marketplace Rules of the Nasdaq Stock Market, and is governed by a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter ("Charter") is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its Charter, are intended to be in accordance with applicable requirements for corporate audit committees.

    Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company's financial reporting process and internal controls on behalf of the Board of Directors. In this regard, it helps to ensure the independence of the Company's auditors, the integrity of management and the adequacy of disclosure to shareholders. Representatives of the internal audit function, independent auditors and financial management have unrestricted access to the Committee and periodically meet privately with the Committee.

    The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters. The Audit Committee, as appropriate, reviews and evaluates, and discusses and consults with Company management and the independent auditors regarding the following:

  •
  activity and performance of the Company's internal and external auditors, including the audit scope, external audit fees, and auditor independence matters;

  •
  the extent to which the independent auditor may be retained to perform non-audit services;

  •
  the plan for, and the independent accountant's report on, each audit of the Company's financial statements;

  •
  the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders, as well as the adequacy and appropriateness of the Company's financial, accounting, and auditing personnel;

  •
  selection, evaluation, and when appropriate, replacement of the Company's independent auditor; and

  •
  changes in the Company's accounting practices, principles, controls or methodologies, or in the Company's financial statements, and recent developments in accounting rules.

    This year, the Audit Committee approved the Charter and, after appropriate review and discussion, the Audit Committee determined that the Committee had fulfilled its responsibilities under the Charter.

    The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report. The Committee took a number of steps in making this recommendation for Fiscal 2001. First, the Audit Committee discussed with Deloitte & Touche LLP, the Company's independent auditors for Fiscal 2001, those matters Deloitte & Touche LLP communicated to and discussed with the Audit Committee under applicable auditing standards, such as Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees," including information concerning the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed with Deloitte & Touche LLP their independence, and received a letter from them regarding their independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," for auditors of public companies. This discussion and disclosure informed the Audit Committee of Deloitte & Touche LLP's independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company management and Deloitte & Touche LLP, the Company's audited consolidated balance sheets at March 31, 2000 and 2001, and consolidated statements of income, cash flows and stockholders' equity for the three years ended March 31, 2001. Based on the discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K for the year ended March 31, 2001 include these financial statements.

Fees Paid to Deloitte & Touche LLP

    The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche LLP for fiscal year 2001.

Audit Fees(1)	$128,170
Financial Information Systems Design and Implementation Fees	$0
All Other Fees(2)	$212,387

Total	$340,557

(1)
Audit services of Deloitte & Touche LLP for fiscal year 2001 consisted of the examination of the consolidated financial statements of the company and quarterly review of financial statements.

(2)
"All Other Fees" includes $15,520 for audit-related services, including, among other items, statutory, benefit plan and distributor audits, and services related to filings made with the Securities and Exchange Commission, as well as certain services relating to periodic reports at international locations, and $196,867 for other services, including, among other items, tax services and accounting consulting.

Respectfully submitted,
The Audit Committee

Richard Previte, Chairman
Frank P. Carrubba
Raimon L. Conlisk
James E. Dykes

PERFORMANCE MEASUREMENT COMPARISON(3)

     The following graph shows a five-year comparison of cumulative stockholder return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), the JP Morgan H&Q Technology Index, and the Company. The JP Morgan H&Q Technology Index is composed of approximately 200 technology companies in the semiconductor, electronics, medical, and related technology industries. Historic stock price performance is not necessarily indicative of future stock price performance.

(3)
This section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Comparison of Five-Year Cumulative Total Return on Investment(4)

(4)
The total return on investment (change in stock price plus reinvested dividends) for the Company, the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Technology Index, based on March 31, 1996 = 100.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has entered into various arrangements with some of our Executive Officers, all of which are discussed under "Executive Compensation—Employment and Change of Control Arrangements."

    The Company has entered into indemnity agreements with Executive Officers and Directors which provide, among other things, that the Company will indemnify such Executive Officer or Director,

under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he/she may be required to pay in actions or proceedings which he/she is or may be made a party by reason of his/her position as a Director, Executive Officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-Laws.

ACCOUNTANTS

    The Company's financial statements have been audited by Deloitte & Touche LLP as independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders. They do not expect to make any statement, but will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

COMMUNICATING WITH THE COMPANY

    We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. We thought that it would be helpful to describe these arrangements which are available for your use.

  •
  If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

  1.
  To have information such as the Company's latest Quarterly Earnings Release, Form 10-K, Form 10-Q or Annual Report mailed to you, stockholders residing in the U.S., please call the transfer agent, EquiServe LP at 800-730-4001.

  2.
  To view the Company's website on the Internet, use the Company's Internet address: www.exar.com. The Company's website includes product, corporate and financial data, as well as recent earnings releases, current stock price, an electronic file of this Proxy Statement and 10K/10Q, the Company's Annual Report to Stockholders and job listings. Internet access to this information has the advantage of providing you with up-to-date information about the Company throughout the year.

  3.
  To reach our Investor Relations representative, please call 510-668-7201.

  •
  If you would like to write to us, please send your correspondence to the following address:

    Exar Corporation
    48720 Kato Road
    Fremont, California 94538
    Attn: Investor Relations, M/S 210

OTHER MATTERS

    The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

    The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board of Directors
Thomas R. Melendrez Secretary

July 25, 2001

Appendix A

Charter
of the
Audit Committee of the Board of Directors
Exar Corporation

Effective: June 14, 2000

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: financial reports, information and other disclosures submitted by the Company to any regulatory agency or disclosed to the public; the Company's system of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to enhance the reliability and credibility of the Company's financial reporting process and internal control system.

  •
  Review and appraise the audit efforts of the Company's independent accountants and internal audit function.

  •
  Provide an open venue of communication among the independent accountants, management, the internal audit function, and the Board of Directors.

    The Audit Committee will fulfill these responsibilities and duties by carrying out the activities enumerated in this Charter.

II.  RESPONSIBILITIES AND DUTIES

    The Audit Committee shall:

Documents/Reports Review

1.
On an annual basis, review this Charter and update it as conditions dictate.

2.
For fiscal quarters ending on or after March 15, 2000, review the Company's annual and quarterly financial statements and information and public earnings releases prior to filing with any regulatory agency (except for tax filings), including certifications, reports, opinions or reviews rendered by the independent accountants.

3.
Include in annual proxy meeting statements or information statements relating to votes of stockholders issued after December 15, 2000 a report in conformity with the requirements set forth by the SEC and/or applicable listing agency; and include a copy of the Audit Committee Charter in the Company's annual proxy meeting statements once every three (3) years after December 15, 2000.

4.
Review the regular reports to management prepared by the independent accountants and management's responses.

5.
The Chair of the Committee, or in his or her absence, any Committee member, may represent the entire Committee for purposes of this review, conducting the review in person or by phone.

A–1

Independent Accountants

6.
Recommend to the Board of Directors the selection of and approve the fees and other compensation to be paid to the independent accountants. Recommend to the Board of Directors any proposed change of the independent accountants when circumstances warrant.

7.
On an annual basis, review the performance and effectiveness of the independent accountants. The Committee shall review and discuss with the accountants its written statement delineating all relationships the accountants may have with the Company to determine the accountant's independence.

Financial Reporting Process and Internal Audit Function

8.
On an annual basis, consult with the independent accountants out of the presence of management about the Company's internal controls and the fullness and accuracy of its financial statements.

9.
In consultation with the independent accountants and the internal auditor(s), review the integrity of the Company's internal and external financial reporting process.

10.
Consider the independent accountants' judgement about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting process.

11.
Consider and approve, if appropriate, any major change to the Company's auditing principles and practices as recommended by the independent accountants, management or the internal audit function.

12.
Promptly provide management a written summary of any issues of concern or areas requiring corrective action as reported by the independent accountants or the internal auditing function.

13.
Establish regular and separate reporting to the Audit Committee by each of management, the independent accountants and the internal audit function regarding any significant judgement made in the preparation of the Company's financial statements.

14.
Following completion of the annual audit, review separately with each of management, the independent accountants and the internal audit function any significant difficulties encountered during the course of the audit, including any unreasonable restrictions on the scope of work or access to required information.

15.
Review any significant disagreement among management and the independent accountants and/or the internal audit function in connection with the preparation of the Company's financial statements.

16.
Review with the independent accountants, the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

III.  COMPOSITION

    The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be "independent" directors as the term is defined by the SEC and applicable listing standards, and free from any relationship that would interfere with the exercise of his or her independent judgement as a member of the Committee. All members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one Audit Committee member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or

A–2

financial officer or other senior officer with financial oversight responsibilities. The members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV.  MEETINGS AND MINUTES

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the individual responsible for the internal audit function and the independent accountants in separate sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Company's financial reporting process and audit system.

    The Committee's Chair shall appoint a member of the Committee or an employee of the Company to keep regular minutes of Committee proceedings. Meeting minutes will be approved by the Committee and copies provided to members of the Board of Directors who are not members of the Committee.

A–3

1730-PS-01

DETACH HERE

PROXY

EXAR CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 6, 2001

The undersigned hereby appoints Donald L. Ciffone, Jr. and Ronald W. Guire, or each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exar Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Exar Corporation to be held at the Company's Corporate Headquarters, 48720 Kato Road, Fremont, California, on Thursday, September 6, 2001 at 3:00 p.m. local time, and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Please vote, date and promptly return in the enclosed return envelope which is postage prepaid if mailed in the United States.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

/x/	Please mark your vote as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1.	To elect two (2) Directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors are elected.					2.	To transact such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.
	Nominees:	(01) Donald L. Ciffone, Jr. and (02) Ronald W. Guire.
		FOR NOMINEES	/ /	/ /	WITHHELD FROM NOMINEES
/ /
		For both nominees except as noted above				MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

Please sign exactly as name appears at left. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. If stock is registered in the names of two or more persons, each should sign.

Signature:	Date:	Signature:	Date:

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE AND OF THE EMPLOYEE OPTION ADMINISTRATION COMMITTEE OF THE BOARD OF DIRECTORS(1)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)
PERFORMANCE MEASUREMENT COMPARISON(3)
Comparison of Five-Year Cumulative Total Return on Investment(4)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ACCOUNTANTS
COMMUNICATING WITH THE COMPANY
OTHER MATTERS
Appendix A